UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EVER-GLORY INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EVER-GLORY INTERNATIONAL GROUP, INC.
100 North Barranca Avenue, #810
West Covina, CA 91791

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 2, 2009 (Beijing Time)

To the Shareholders of Ever-Glory International Group, Inc.:

Please take notice that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Ever-Glory International Group, Inc., a Florida corporation (the “Company” or “Ever-Glory”), will be held on June 2, 2009 at 10 a.m. Beijing time, at the Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, for the following purposes:

1. To elect a Board of five (5) directors, to serve until the 2010 annual meeting of shareholders or until their successors are duly elected and qualified;

2.  To ratify the appointment of GHP Horwath P.C. as our independent auditor.

3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about Ever-Glory and its officers and directors. The Board of Directors has fixed the close of business on April 30, 2009 as the record date and only holders of the Company’s common stock as of the close of business on April 30, 2009 are entitled to receive this notice and vote at the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Edward Yihua Kang
Chairman of the Board

Nanjing, China
Date: May 1, 2009

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to Be Held on June 2, 2009 (Beijing Time)
The Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available at www.vfnotice.com/ever-glory

Table of Contents

PROXY STATEMENT	1
Date, Time and Place of Meeting	1
Record Date, Outstanding Shares, Quorum and Voting	1
Solicitations and Voting of Proxies	2
Revocability of Proxies	2
Expenses of Solicitation	2
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	2
PROPOSAL NO. 1: ELECTION OF DIRECTORS	3
The Board of Directors	3
Director Nominees	3
Vote Required	5
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF	5
The Board of Directors and its Committees	5
Audit Committee	5
Compensation Committee	5
Nominating Committee	6
Attendance of Directors at Shareholder Meetings	6
CORPORATE GOVERNANCE MATTERS	6
Corporate Governance Principles	6
Director Qualifications and Nominations	7
Communications with the Board of Directors	7
DIRECTORS AND EXECUTIVE OFFICERS	7
Arrangements Involving Directors or Executive Officers	7
Family Relationships	7
Business Experience	7
Legal Proceedings	8
Section 16(a) Beneficial Ownership Reporting Compliance	8
Director Independence	8
EXECUTIVE COMPENSATION	8
Compensation Discussion and Analysis	8
Executive Compensation	8
Summary Compensation Table for Fiscal Year 2008, 2007 and 2006	10
Other Compensation	11
Employment Contracts and Termination of Employment and Change-In-Control Arrangements	11
Outstanding Equity Awards at Fiscal Year-End December 31, 2008	11
Director Compensation for Fiscal 2008	11
Certain Relationship And Related Transactions	12
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	14
Audit Committee Report	15
Principal Accountant Fees and Services	15
OTHER MATTERS	15
PROXY SOLICITATION	15
SHAREHOLDER PROPOSALS	15
ANNUAL REPORT	16
APPENDIX A Audit Committee Charter	19
APPENDIX B Compensation Committee Charter	23
APPENDIX C Audit Committee Report	25

EVER-GLORY INTERNATIONAL GROUP, INC.
100 North Barranca Avenue, #810
West Covina, CA 91791

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Ever-Glory International Group, Inc. for the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 2, 2009 at 10 a.m. Beijing time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu  211102 China or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about May 15, 2009.  The Company’s Annual Report on Form 10-K for 2008, including financial statements for the year ended December 31, 2008, but excluding certain exhibits, is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to the Company of reasonable expenses.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on the record date of April 30, 2009. At the close of business on the record date, 13,548,498 shares of common stock were outstanding. Holders of shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date entitles its holder to one vote.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be “routine”, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

In Proposal No. 1 (Election of Directors), directors will be elected by a plurality (meaning, the largest number of votes cast) of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.  Approval of Proposal No. 2 (Ratification of Appointment of Independent Auditor) will require the affirmative vote of the majority of the shares entitled to vote in the election at the Annual Meeting at which a quorum is present. With respect to Proposal No. 1, which requires a plurality vote, broker “non-votes” have no effect and abstentions have the same effect as negative votes, and with respect to Proposal No. 2, which requires the affirmative vote of a majority of the shares entitled to vote in the election at the Annual Meeting at which a quorum is present, abstentions and broker “non-votes” have the same effect as negative votes. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting in person.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If not otherwise instructed, the shares represented by each valid returned proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the shareholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment of the meeting. The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (i) by a writing delivered to the Secretary of Ever-Glory stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.   Any written notice of revocation or subsequent proxy should be delivered to Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing,  Jiangsu  211102 China, Attention: Secretary, or hand-delivered to the Secretary of Ever-Glory International Group, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation and assembly of this proxy statement, printing and mailing the notice of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will be approximately $20,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2009, for each of the following persons:

o	each of our directors and each of the named executive officers in the “Director and Executive Officers” on page 7 of this Proxy Statement;

o	all directors and named executive officers as a group; and

o	each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Ever-Glory International Group, Inc. 100 N. Barranca Ave. #810, West Covina, California 91791. The percentage of class beneficially owned set forth below is based on 13,548,498  shares of our common stock outstanding on April 30, 2009.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class

Executive Officers and Directors
Yi Hua Kang	4,802,315	35.445%
Jia Jun Sun	174,800	1.29%
Yan Guo	-	-
Bennet P. Tchaikovsky	18,694	0.14%
Changyu Qi	2749	0.02%
Zhixue Zhang	2710	0.02%
All Executive Officers and Directors as a Group (six persons)
5% Holders
Ever-Glory Enterprises (H.K.) Ltd. (2)	4,469,252	32.987%
Chestnut Ridge Partners, LP	686,480	5.067%
Xiao Dong Yan (2)	4,848,492	35.785%

(1)
The percentage of shares beneficially owned is based on 13,548,498 shares of common stock outstanding as of April 30, 2009. Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power of the shares.

(2)
Xiao Dong Yan directly owns 379,240 shares of common stock.  He is the director of Ever-Glory Enterprises (H.K.) Ltd. and, as such, may be deemed to be the beneficial owner of the 4,469,252 shares held by Ever-Glory Enterprises (H.K.) Ltd.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election of all of the five (5) directors currently serving on the Board. See “Director Nominees” below for profiles of the nominees. After the election of the directors at the Annual Meeting, our Board will have five (5) directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. We have no reason to believe that any nominee will be unavailable.

Director Nominees

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Ever-Glory, and the period during which they have served as a director are set forth in the following table and paragraphs:

Name	Age	Position	Served as Director Since

Edward Yihua Kang	45	Chief Executive Officer, President, and Director	2005

Jiajun Sun	35	Chief Operating Officer and Director	2005
Bennet P. Tchaikovsky (1)(2)	39	Director	2008
Changyu Qi (1)(2)	63	Director	2008
Zhixue Zhang (1)(2)	41	Director	2008

 _________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

The biographical background and a description of any substantial interest in the Company of each nominee for director are as follows.

Edward Yihua Kang has served as our President and Chief Executive Officer and as the Chairman of our Board of Directors, since 2005. From December 1993 to January 2008, Mr. Kang served as the President and Chairman of the Board of Directors of Goldenway. Mr. Kang has extensive worldwide managerial and operational experience focusing upon business development and strategic planning. Mr. Kang formerly was the Senior lecturer of the Management College, Nanjing Aeronautics and Astronautics University, and the Vice General Manager of the Import and Export Department of Nanjing Shenda Company. Mr. Kang earned a MS degree from Peking University, a Bachelor’s degree in Management from Beijing Aeronautics and Astronautics University and a Bachelor’s degree in Engineering from Nanjing Aeronautics and Astronautics University.

Jiajun Sun has served as our Chief Operating Officer and a member of our Board of Directors since 2005. Mr. Sun also has served as a member of the Board of Directors of Goldenway since 2000 and as a member of the Board of Directors of New-Tailun since 2006. From July 1996 to November 2002, Mr. Sun was the General Manager of International Trade Department at Goldenway. Mr. Sun has more than 8 years experience in import and export in the textile industry. Mr. Sun earned his bachelor’s degree from the Wuhan Textile Industry Institute.

Bennet P. Tchaikovsky is a member of our Board of Directors, and serves as chairman of our Audit Committee and a member of the Compensation Committee. Since December 2008, Mr. Tchaikovsky has been a member of the board of directors of Sino Clean Energy, an OTCBB company in the alternative fuel industry in the People’s Republic of China, as chairman of the audit committee and member of the compensation and nominating committees. Since May 2008, Mr. Tchaikovsky has served as the Chief Financial Officer for Skystar Bio-Pharmacetical Company, an OTCBB listed company that provides veterinary medicines and medicines for livestock in the People’s Republic of China.  Mr. Tchaikovsky served as the Chief Financial Officer of Innovative Card Technologies from July 2004 to October 2007, an OTCBB listed company that develops and markets secure powered cards for payment, identification, physical and logical access applications.. Mr. Tchaikovsky acted as a consultant to Innovative Card Technologies from November 2007 until July 2008. From January 2003 through November 2003, Mr. Tchaikovsky served as the Vice President, Finance of TJR Industries, Inc., a company that produced trade shows for the woodworking industry. Mr. Tchaikovsky is a licensed Certified Public Accountant and an inactive member of the California State Bar. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

Changyu Qi is a member of the Board of Directors, and serves as a member of the Audit Committee and Compensation Committees. Mr. Qi has over 30 years of experience in international trade, and since February 2005, has served as inspector and deputy secretary of the Party Leadership Group of the Jiangsu Provincial Government’s Department of Foreign Trade and Economic Cooperation. In addition, since 2007, Mr. Qi has also served as a director on the Board of Directors of Jiangsu Skyrun International Group, which is a state-owned enterprises focusing on import and export.  He is currently the President of both the Jiangsu Chamber of Commerce for Import & Export Firms and the Jiangsu International Freight Forwarders Association. Mr. Qi received a B.S. in Foreign Trade and Economy from Beijing Foreign Trade University.

Zhixue Zhang was appointed to the Board of Directors in March 2008, and serves on the Audit Committee and as chairman of the Compensation Committee.  Mr. Zhang is a professor of Organizational Management at Peking University, and has held this position since August 2008. Mr. Zhang has over fifteen years of experience in the fields of organizational psychology, management and organizational culture as it relates to conducting business within China and with Chinese businesses. From August 2001 to July 2008, he was the Associate professor at Peking University. From August 2006 to June 2007, he was a Freeman Fellow at the University of Illinois at Urbana-Champaign. From September 2001 to March 2002, he was a visiting scholar at the Kellogg School of Management at Northwestern University. Mr. Zhang holds a Ph.D. from the University of Hong Kong, and a M.Sc. from Beijing Normal University, and a B.Sc. from Henan University.

Vote Required

The holders of our common stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each shareholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality (meaning, the largest number) of the votes cast. Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors and its Committees

Our Board of Directors currently consists of five (5) members and is responsible for the business and affairs of the Company and considers various matters which require its approval.

During the fiscal year ended December 31, 2008, the Board held two formal meetings and acted on several matters by unanimous written consents.

Board Committees

During March 2008, the Board created the Audit Committee and the Compensation Committee and has adopted charters for these committees.  The Board has determined that in its judgment, Mr. Tchaikovsky, Mr. Qi, and Mr. Zhang are independent directors within the meaning of Section 803 of NYSE Amex Company Guide. Accordingly, all of the members of the Audit Committee and the Compensation Committee are independent within the meaning of Section 803 of NYSE Amex Company Guide.

All of the incumbent directors attended at least 75% of the meetings of our Board of Directors and each committee on which he served  held during fiscal year ended December 31, 2008.

Audit Committee

The Board of Directors adopted and approved a charter for the Audit Committee on March 13, 2008, and the charter was amended on May 26, 2008 and further amended on June 20, 2008.  A copy of the charter of the Audit Committee, as amended is attached hereto as Appendix A.  Currently, three directors comprise the Audit Committee: Mr. Tchaikovsky, Mr. Qi and Mr. Zhang. Mr. Tchaikovsky serves as Chairman of the Audit Committee. The members of the Audit Committee are currently “independent directors” as that term is defined in Section 803 of NYSE Amex Company Guide. The Board of Directors has determined that Mr. Tchaikovsky qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Our Audit Committee is responsible, in accordance with the Audit Committee charter, recommending our independent auditors, and overseeing our audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records.

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

During the fiscal year ended December 31, 2008, the Audit Committee held three formal meetings.

Compensation Committee

The Board of Directors adopted and approved a charter for the Compensation Committee on March 13, 2008.  A copy of the Compensation Committee’s charter is attached hereto as Appendix B.

The Compensation Committee currently consists of Mr. Tchaikovsky, Mr. Qi and Mr. Zhang. Mr. Zhang serves as Chairman of the Compensation Committee. The members of the Compensation Committee are currently “independent directors” as that term is defined in Section 803 of NYSE Amex Company Guide.

In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and, and as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other polices, providing assistance and recommendations with respect to the compensation policies and practices of the Company.

During the fiscal year ended December 31, 2008, the Compensation Committee held no formal meetings.

Nominating Committee

The Board does not have a Nominating Committee.  The Board believes that the entire Board is able to fulfill the functions of a Nominating Committee.

The Board does not have a formal process for identifying and evaluating nominees for directors.  Instead, it uses its network of contacts to identify potential candidates.  The members of the Board of Directors then consider and recommend candidates for membership on the Board. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. The Board will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

While the Board of Directors has not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Board of Director seeks nominees with high professional and personal ethics and values, an understanding of our business and the garment industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Board of Directors considers the level of the candidate’s commitment to active participation as a director, both at the Board and committee meetings and otherwise.

 Attendance of Directors at Shareholder Meetings

Directors are expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Three of the five board members attended the 2008 Annual Shareholder Meeting held at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing,  Jiangsu  211102 China on November 25, 2008.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

We have adopted a Code of Ethics, which is posted on and can be accessed at our website at http://www.everglorygroup.com/docs/basic.asp?id=5. All of our financial and senior managers and directors including our Chief Executive Officer and the Chief Financial Officer, are required to adhere to the Code of Ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by it regarding accounting or auditing matters, and to allow for the confidential anonymous submission by our employees of concerns regarding accounting or auditing matters.

Director Qualifications and Nominations

The members of the Board of Directors identify, consider and recommend candidates for membership on the Board and will consider suggestions from shareholders for nominees for election as directors at the 2009 Annual Meeting, provided that the recommendations are received on a timely basis and meet the criteria set forth below. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. While the Board of Directors has not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Board of Director seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Board of Directors considers the level of the candidate’s commitment to active participation as a director, both at Board and committee meetings and otherwise.

Communications with the Board of Directors

Any shareholder who desires to contact the Board or specific members of the Board may do so by writing to: The Board of Directors, Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu  211102 China.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Served as Director Since

Edward Yihua Kang	45	Chief Executive Officer, President, and Director	2005

Jiajun Sun	35	Chief Operating Officer and Director	2005
Yan Guo	31	Chief Financial Officer and Secretary	2005
Bennet P. Tchaikovsky (1)(2)	39	Director	2008
Changyu Qi (1)(2)	63	Director	2008
Zhixue Zhang (1)(2)	41	Director	2008
 _________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

Yan Guo has served as our Chief Financial Officer since 2005, and was appointed to our Board of Directors on August 1, 2007. From July 1999 to 2004, Ms. Guo was the Section Chief of the Financial and Accounting Department of Goldenway. Ms. Guo earned her bachelor’s degree in Accounting from the Nanjing Audit Institute.

The business experience of the Company’s directors is provided under the “Director Nominees” section above on page 4.

 Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.     any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.     any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.     being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.     being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors and certain of our officers, as well as persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports with the SEC. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, and all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were complied with.

Director Independence

Based upon information submitted to the Board by Mr. Tchaikovsky, Mr. Qi and Mr. Zhang, the Board of Directors has determined that they are each “independent” under the NYSE Amex Company Guide. None of the three appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and each of them are able to read and understand fundamental financial statements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of the compensation awarded to our current executive officers. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. In 2008, our Board of Directors and, and now, the Compensation Committee, since its chartering, has overseen and administered our executive compensation program.

Our current executive compensation program presently includes a base salary. Our compensation program does not include (i) discretionary annual cash performance-based incentives, (ii) termination/severance and change of control payments, or (iii) perquisites and benefits.

Executive Compensation

Our current executive compensation program presently includes a base salary. Our compensation program does not include (i) discretionary annual cash performance-based incentives, (ii) termination/severance and change of control payments, or (iii) perquisites and benefits.

Our Compensation Philosophy and Objectives

Our philosophy regarding compensation of our executive officers includes the following principles:

•	our compensation program should align the interests of our management team with those of our shareholders;

•	our compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals;

•	compensation should appropriately reflect differences in position and responsibility;

•	compensation should be reasonable and bear some relationship with the compensation standards in the market in which our management team operates; and

•	the compensation program should be understandable and transparent.

In order to implement such compensation principles, we have developed the following objectives for our executive compensation program:

•	overall compensation levels must be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results;

•
a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals, and that portion should increase as an executive’s position and responsibility increases;

•	total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating goals and strategic initiatives;

•
the number of elements of our compensation program should be kept to a minimum, and those elements should be readily understandable by and easily communicated to executives, shareholders, and others; and

•	executive compensation should be set at responsible levels to promote a sense of fairness and equity among all employees and appropriate stewardship of corporate resources among shareholders.

Determination of Compensation Awards

Our Board of Directors is provided with the primary authority to determine the compensation awards available to our executive officers. To aid the board of directors in making its determination for the last fiscal year, our current senior management provided recommendations to the board of directors regarding the compensation of all executive officers.

Compensation Benchmarking and Peer Group

Our Board of Directors did not rely on any consultants or utilize any peer company comparisons or benchmarking in 2008 in setting executive compensation. However, our management has considered competitive market practices by reviewing publicly available information relating to compensation of executive officers at other comparable companies in the apparel industry in China in making its recommendations to our Board of Directors regarding our executives’ compensation for fiscal year 2008. As our company evolves, we expect to take steps, including the utilization of peer company comparisons and/or hiring of compensation consultants, to ensure that the Board has a comprehensive picture of the compensation paid to our executives and with a goal toward total direct compensation for our executives that are on a par with the median total direct compensation paid to executives in peer companies if annually established target levels of performance at the company and business segment level are achieved.

Elements of Compensation

Presently, we compensate our executives with only a base salary. We do not pay any compensation to our executive officers in the form of discretionary annual cash performance-based incentives, long-term incentive plan awards or perquisites and other compensation, although our board of directors may recommend and institute such forms of compensation in the future.

Base Salaries

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our employees, including our named executive officers. All of our named executive officers, including our Chief Executive Officer, are subject to employment agreements, and accordingly each of their compensation has been determined as set forth in their respective agreement. When establishing base salaries for 2008, subject to the provisions of each person's employment agreement, our Board and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates to assume the individual's role.

Discretionary Annual Cash Performance-Based Incentives

In 2008, we did not pay any compensation in the form of discretionary annual cash performance-based incentives or other forms of bonuses to our Chief Executive Officer and each other named executive officer. Our Compensation Committee may, however, recommend such bonuses in the future.

Long-Term Incentive Plan Awards

We currently do not have an equity incentive plan, and no separate stock awards or stock option grants were made to any of the named executive officers during the fiscal year ended December 31, 2008. No stock options were held by the named executive officers as of December 31, 2008.

Perquisites and Other Compensation

We do not have any retirement or pension plans in place for any of our named executives. Our named executive officers are eligible for group medical benefits that are generally available to and on the same terms as our other employees.

Management’s Role in the Compensation-Setting Process

Our management plays a role in our compensation-setting process. We believe this input from management to the Compensation Committee is needed in order for the committee to evaluate the performance of our officers, recommend business performance targets and objectives, and recommend compensation levels. Our management may from time to time, make recommendations to our Board of Directors regarding executive compensation. During this process, management may be asked to provide the board with their evaluation of the executive officers’ performances, the background information regarding our strategic financial and operational objectives, and compensation recommendations as to the executive officers.

Summary Compensation Table for Fiscal Year 2008, 2007 and 2006

The following table sets forth information for the fiscal year ended December 31, 2008, 2007 and 2006 concerning the compensation paid and awarded to all individuals serving as (a) our Chief Executive Officer and Chief Financial Officer (b) the three most highly compensated Executive Officers (other than our Chief Executive Officer and Chief Financial Officer) of ours and our subsidiaries at the end of our fiscal year ended December 31, 2008, 2007 and 2006 whose total compensation exceeded $100,000 for these periods, and (c) two additional individuals for whom disclosure would have been provided pursuant to (b) except that they were not serving as executive officers at the end of our fiscal year ended June 30, 2008. These individuals may be collectively referred to in this report as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Kang Yihua
Chairman of the
Board, Chief	2008	25,824	—	—	—	—	—	—	25,824
Executive Officer	2007	19,830	—	—	—	—	—	—	19,830
and President	2006	12,675	—	—	—	—	—	—	12,675

Guo Yan
Chief Financial	2008	3,161	11,527	—	—	—	—	—	14,688
Officer and	2007	2,805	—	—	—	—	—	—	2,805
Director	2006	2,408	—	—	—	—	—	—	2,408

(1)
All compensation is paid in Chinese RMB. For reporting purposes, the amounts in the table above have been converted to U.S. Dollars at the conversion rate of  7.81 RMB,  7.60 RMB and 6.94 RMB to one for year 2006, 2007 and 2008 respectively. The officers listed in this table received no other form of compensation in the years shown, other than the salary set forth in this table.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2008. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

The Company entered into an employment agreement with Edward Yihua Kang on November 1, 2005 pursuant to which Mr. Kang was appointed as the Chief Executive Officer and President of the Company. In determining the compensation to be paid to Mr. Kang, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Kang in order to arrive at an appropriate compensation level.

The Company entered into an employment agreement with Jiajun Sun on November 1, 2005 pursuant to which Mr. Sun was appointed as the Chief Operating Officer of the Company. In determining the compensation to be paid to Mr. Sun, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Sun in order to arrive at an appropriate compensation level.

The Company entered into an employment agreement with Ms. Yan Guo on November 1, 2005 pursuant to which Mr. Guo was appointed as the Chief Finance Officer of the Company. In determining the compensation to be paid to Ms. Guo, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Ms. Guo in order to arrive at an appropriate compensation level.

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with us, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with us, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End December 31, 2008

None of our executive officers were granted or otherwise received any option, stock or equity incentive plan awards during 2008 and there were no outstanding unexercised options previously awarded to our officers and directors, at the fiscal year end, December 31, 2008.

Director Compensation for Fiscal 2008

The following table reflects all compensation awarded to, earned by or paid to the Company’s directors for the fiscal year ended December 31, 2008. Directors who are also officers do not receive any additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Options Awards ($)	Non-Equity Incentive Plan Compensat ion ($)	Non-Qualif ied Deferred Compensat ion Earnings ($)	All Other Compensat ion ($)	Total ($)
Kang Yihua	25,824	—	—	—	—	—	25,824
Sun Jia Jun	28,199	—	—	—	—	—	28,199
Guo Yan	14,688	—	—	—	—	—	14,688
Bennet P. Tchaikovsky	—	27,200	—	—	—	—	27,200
Changyu Qi	—	4,000	—	—	—	—	4,000
Zhixue Zhang	—	3,836	—	—	—	—	3,836

(1)	All compensation was paid in RMB. The amounts in the foregoing table have been converted into U.S. Dollar at the conversion rate of 6.94 RMB to the dollar.

(2)	Mr. Kang received salary during 2008 of $25,824 and total compensation of $25,824 in consideration of his services as our Chief Executive Officer.

(3)	Mr. Sun received salary during 2008 of $28,199 and total compensation of $28,199 in consideration of his services as our Chief Operating Officer.

(4)	On March 14, 2008, the Board approved the following annual compensation for its independent (non-employee) directors, which shall apply for 2008:

Service Description	Amount (in U.S. dollars)

Base Compensation	$3,000
Audit Committee Member	$1,000
Compensation Committee Member	$1,000
Audit Committee Chairman	$3,000
Audit Committee Financial Expert	$26,000

Each director may be appointed to perform multiple functions or serve on multiple committees, and accordingly, may be eligible to receive more than one category of compensation described above. Annual compensation will be paid in the form of a number of shares of the Company’s restricted common stock having an aggregate value equal to the annual compensation, as determined by the average per share closing prices of the Company’s common stock as quoted on the OTCBB or NYSE Amex, as applicable, for the five trading days leading up to and including the last trading date of the quarter following which the shares are to be issued (i.e. when the shares are issued within 30 days following the end of the second quarter, and the fourth quarter when the shares are issued within 30 days following the end of the fourth quarter) of the year for which compensation is being paid.  Compensation, in the form of shares, shall be issued and paid semi-annually, within 30 days following the end of the second quarter (beginning with the second quarter of 2008), and within 30 days after the end of the fourth quarter, of each calendar year.  In addition, the Annual Compensation will be pro rated daily (based on a 360 day year) for any portion of the year during which a director serves.  Independent directors are also eligible for reimbursement of all travel and other reasonable expenses relating to the directors’ attendance of board meetings. In addition, the Company has agreed to reimburse independent directors for reasonable expenses incurred in connection with the performance of duties as a director of the Company.

Certain Relationship And Related Transactions

Mr. Kang is Ever Glory’s Chairman of the Board of Directors and Chief Executive Officer. Ever-Glory Hong Kong is the Company’s major shareholder. All transactions associated with the following companies controlled by Mr. Kang and Ever-Glory Hong Kong are considered to be related party transactions. All related party outstanding balances are short-term in nature and are expected to be settled in cash.

Sales and Cost of Sales to Related Parties

The Company sells products to Nanjing High-Tech Knitting & Weaving Technology Development Co., Ltd (“Nanjing Knitting”), a company controlled by Ever-Glory Hong Kong.

Sales and related cost of sales in connection with Nanjing Knitting was $681,167 and $621,103 for the year ended December 31, 2008 and $1,155,998 and $995,398 for the year ended December 31, 2007, respectively.

Purchases from, and Sub-contracts with Related Parties

The Company purchases raw materials from Nanjing Knitting. Raw materials totaling $1,828,661 and $446,561during 2008 and 2007, respectively.

In addition, the Company sub-contracted certain manufacturing work to related companies totaling $1,327,965 and $4,048,689 for the years ended December 31, 2008 and 2007, respectively. The Company provided raw materials to the sub-contractors and was charged a fixed fee for labor provided by the sub-contractors.

Sub-contracts with related parties included in cost of sales for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Ever-Glory Enterprises (Chuzhou) Co., Ltd	-	$2,802,874
Nanjing High-Tech Knitting & Weaving Technology Development Co., Ltd	$706,201	$268,743
Kunshan Enjin Fashion Co., Ltd.	-	$503,498
Nanjing Ever-Kyowa Garment Washing Co., Ltd.,	$621,764	$228,903
Nanjing Jiangning Shangfang Garments Manufacturing Co., Ltd.		$244,671
Total	$1,327,965	$4,048,689

Accounts Receivable – Related Parties

Accounts receivable from related parties was $158,235 for products sold and sub-contracting services provided for the year ended December 31, 2007.

Accounts Payable – Related Parties

            The Company purchases raw materials from and subcontracts some of its production to related parties. Accounts payable to Kunshan Enjin Fashion Co., Ltd. a company controlled by the Company’s Chief Executive Officer was $245,589 at December 31, 2008.

 Amounts Due From Related Party

Jiangsu Ever-Glory International Group Corp., (“Jiangsu Ever-Glory”) is an entity engaged in importing and exporting, apparel-manufacture, real-estate development, car sales and other activities. Jiangsu Ever-Glory is controlled by the Company’s Chief Executive Officer. Because of restrictions on its ability to directly import and export products, the Company utilizes Jiangsu Ever-Glory as its agent, to assist the Company with its import and export transactions and its international transportation projects. Import transactions primarily consist of purchases of raw materials and accessories designated by the Company’s customers for use in garment manufacture. Export transactions consist of the Company’s sales to foreign markets such as Japan, Europe and the United States. As the Company’s agent, Jiangsu Ever-Glory’s responsibilities include managing customs, inspection, transportation, insurance and collections on behalf of the Company. Jiangsu Ever-Glory also manages transactions denominated in currencies other than the Chinese RMB at rates of exchange agreed between the Company and Jiangsu Ever-Glory and based upon rates of exchange quoted by the People’s Bank of China. In return for these services, Jiangsu Ever-Glory charges the Company a fee of approximately 3% of export sales.  For import transactions, the Company may make advance payments, through Jiangsu Ever-Glory, for the raw material purchases, or Jiangsu Ever-Glory may make advance payments on the Company’s behalf. For export transactions, accounts receivable for export sales are remitted by the Company’s customers through Jiangsu Ever-Glory, who forwards the payments to the Company. The Company and Jiangsu Ever-Glory have agreed that balances from import and export transactions may be offset.  Amounts due to (from) Jiangsu Ever-Glory are typically settled within 60-90 days. Interest of 0.5% is charged on net amounts due at each month end. Interest income for the years ended December 31, 2008 and 2007 was $217,181 and $165,201 respectively. Following is a summary of import and export transactions for the years ended December 31, 2008 and 2007:

	Accounts Receivable	Accounts Payable	Net
As of January 1,2008	$12,764,043	$10,196,003	$2,568,040
Sales/Purchase	$93,965,893	$55,749,209
Payment Received/Made	$88,791,655	$59,572,505
As of December 31,2008	$17,938,281	$6,372,707	$11,565,574

Approximately 80% of the receivable balance at December 31, 2008 was settled by March 20, 2009.

Other Payables – Related Party

As of December 31, 2008 and 2007, other payables due to Ever-Glory Hong Kong were $754,589 and $650,000, respectively.

As of December 31, 2008, $200,000 was due for the purchase of Catch-Luck and $554,589 was due for legal and professional fees paid by Ever-Glory Hong Kong on behalf of the Company.

             As of December 31, 2007, $600,000 was due for the purchase of Catch-Luck and $50,000 was due for legal and professional fees paid by Ever-Glory Hong Kong on behalf of the Company.

Long-Term Liability – Related Party

As of December 31, 2008 and 2007 the Company owed $2,660,085 and $4,474,985, respectively to Blue Power Holdings Limited., a company controlled by the Company’s Chief Executive Officer. Interest is charged at 6% per annum on the amounts due. The loans are due between July 2010 and April 2011. For years ended December 31,2008 and 2007, the Company incurred interest expense of $175,100 and $236,459, respectively. The accrued interest is included in the carrying amount of the loan in the accompanying balance sheets. On June 26, 2008, the Company repaid $1,990,000 to Blue Power Holdings Limited.

On July 31, 2008, Goldenway entered into a two-year revolving line of credit agreement (“Revolving Line of Credit”) with Nanjing Bank, a PRC Bank, which allows Goldenway to borrow up to RMB 50 million (approximately USD7.3 million) at an interest rate of 0.60225% per month or 7.227% per year. It shall be used solely for working capital purposes. The Revolving Line of Credit are guaranteed by Jiangsu Eve-Glory, an entity controlled by Mr. Kang, our Chief Executive Officer, pursuant to certain guaranty agreement and also collateralized by the 50-year land use right of Goldenway and the facilities on that land pursuant to certain mortgage agreement.

On November 19, 2008, Goldenway entered into a loan agreement with Nanjing Branch of China Merchant Bank for a working capital loan (the “November Loan”). The November Loan has a one-year term from December 8, 2008 to December 8, 2009 for a principal amount of RMB 5 million (approximately USD $735,000) at an interest rate of 0.48825% per month or 5.859% per annum.  It shall be used solely for working capital purposes.  The November Loan is personally guaranteed by our Chief Executive and Chairman of the Board, Mr. Yihua Kang pursuant to an irrevocable guaranty agreement.  Mr. Yihua Kang will be jointly and severably liable for the total amount of the November Loan if we default on the payments.  In addition, Mr. Yihua Kang and his son, Mr. Huake Kang, provided security for the Loan by mortgaging certain real estate they own, the total value of which are RMB 5 million pursuant to certain mortgage agreements.  We did not pay any fee to Mr. Kang nor Mr. Huake Kang for such security.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On December 29, 2008, the Audit Committee of the Board of Directors of the Company, with the approval of the Board of Directors, dismissed Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”).   Moore Stephens was the independent auditor for the Company for the fiscal year ended December 31, 2007 and served in such capacity from November 15, 2007 until December 29, 2008.   On December 29, 2008, the Audit Committee, with the approval of the Board of Directors, engaged GHP Horwath P.C. (“GHP Horwath”) as the Company’s independent auditor. On December 26, pursuant to the Audit Committee’s Charter, the Audit Committee held a special meeting to discuss the qualification of GHP Horwath as the Company’s independent auditor for the fiscal year ended December 31, 2008 and unanimously agreed to recommend it to the Board of Directors. The Board of Directors, upon the recommendation of the Audit Committee, has selected GHP Horwath as the Company’s independent auditor to audit the financial statements for the fiscal year ending December 31, 2008 and recommends that the shareholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of GHP Horwath as the independent auditors for the fiscal year ending December 31, 2008. Ratification and approval of this proposal requires the affirmative vote of a majority of the shares of common stock voting on the proposal in person or by proxy. In the event that ratification of this selection of auditors is not approved by a majority of the shares entitled to vote and voting at the Annual Meeting, we will review our future selection of auditors. Representatives of Moore Stephens or GHP Horwath are not expected to attend the Annual Meeting in person and therefore are not expected to be available to respond to any questions.  As a result, representatives of both Moore Stephens and GHP Horwath will not make a statement at the Annual Meeting.

Audit Committee Report

A copy of our Audit Committee Report is attached to this proxy statement as Appendix C.

Principal Accountant Fees and Services

As approved by our Board, we dismissed Moore Stephens as our independent auditors effective December 26, 2008. Moore Stephens served as our independent auditors for the fiscal years ended December 31, 2007 and for the quarterly review for 2007. On December 26, 2008, we engaged of GHP Horwath as our outside independent accounting firm for the fiscal years ended December 31, 2008.

	2008	2007
Audit fees	$248,000	$233,000
Audit- related fees	-	-
Tax fees	17,300	-
All other fees		-

Fees for audit services include fees associated with the annual audit and the review of documents filed with the Securities and Exchange Commission including quarterly reports on Form 10-Q and the annual report on Form 10-K. Audit-related fees principally included accounting consultation and information system control reviews. Tax fees included tax compliance, tax advice and tax planning work.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GHP HORWATH AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 (ITEM 2 ON THE ENCLOSED PROXY CARD).

OTHER MATTERS

Our Board of Directors knows of no other business, which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendations of management.

PROXY SOLICITATION

Ever-Glory will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This proxy statement and the accompanying materials, in addition to being made available to shareholders and to brokers, custodians, nominees and other like parties will be available to beneficial owners of shares of common stock pursuant to the new SEC rules concerning Internet Availability of Proxy Materials. We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

We may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2010 annual meeting of shareholders and which such shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices within a reasonable time before the company begins to print and send its proxy materials. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

ANNUAL REPORT

Our Annual Report on Form 10-K, including our financial statements for the year ended December 31, 2008, and this proxy statement are being made available to all shareholders entitled to notice of and to vote at the Annual Meeting. Additional copies may be requested in writing. Such requests should be submitted to Ever-Glory’s China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China. Exhibits to the Form 10-K will also be provided upon specific request. The materials will be provided without charge.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Edward Yihua Kang
Chairman of the Board

May 1, 2009

EVER-GLORY INTERNATIONAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2009 ANNUAL MEETING OF SHAREHOLDERS
June 2, 2009 (Beijing Time)

The shareholders hereby appoint Yanhua Huang and Yan Guo, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Ever-Glory International Group, Inc. that the shareholders are entitled to vote at the 2009 Annual Meeting of Shareholders to be held on June 2, 2009, 10 a.m. Beijing Time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center, No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVER-GLORY INTERNATIONAL GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2

1.	ELECTION OF DIRECTORS	For	Against	Abstain	2.	RATIFICATION OF AUDITORS	For	Against	Abstain

	NOMINEES:					Ratifying GHP Horwath P.C. our independent auditor for the year ending December 31, 2008.	0	0	0
	1a. Edward Yihua Kang	0	0	0

	1b. Jiajun Sun	0	0	0

	1c. Bennet P. Tchaikovsky	0	0	0

	1d. Changyu Qi	0	0	0

	1e. Zhixue Zhang	0	0	0

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned
Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2.

Please sign your name exactly as it appears hereon. When signing as
Attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date

APPENDIX A Audit Committee Charter

EVER-GLORY INTERNATIONAL GROUP, INC.

AUDIT COMMITTEE CHARTER

Adopted March 13, 2008
Amended May 26, 2008
Further Amended June 20, 2008

I.	Introduction and Purpose

Ever-Glory International Group, Inc. (the “Company”) is a publicly held company incorporated in the U.S., and as such, the Company is subject to various stringent regulatory requirements that apply to U.S. publicly traded companies.  In order to assure the kind of informed decision-making beneficial to the Company and its shareholders, much of the Board of Directors’ (the “Board”) oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities.

The Audit Committee’s primary duties and responsibilities are to:

•
Assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

•	Prepare the report that Securities and Exchange Commission (SEC) rules require to be included in the Company’s annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority to retain, without prior permission from the Board or management, special legal, accounting, or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of compensation to any advisors employed by the Committee and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II.	Audit Committee Composition

The members of the Audit Committee shall be appointed by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

A.	Independence

The Audit Committee shall be comprised of such number of directors as the Board appoints, each of whom shall have been affirmatively determined by the Board to be independent Directors as defined by the SEC on the one hand, and the American Stock Exchange Company Guide, or the rules of the Nasdaq Capital Market on the other hand, as applicable.

B.	Financial Literacy and Expertise

Each member of the Audit Committee shall be financially literate; as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined by the SEC. (If the Company does not have an “Audit Committee Financial Expert” on the Audit Committee, it shall disclose that fact and the reasons therefore). At least one member of the Audit Committee shall have accounting or related financial management expertise as defined by the American Stock Exchange or Nasdaq, as applicable.  These determinations shall be made by the Board.

III.	Meetings

The Audit Committee shall meet a total of at least four times annually, which meetings shall be held once per calendar quarter, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person.

A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

IV.	Responsibilities and Duties

The Audit Committee shall undertake the following responsibilities and duties:

A.	Retain and terminate the Company’s independent auditors (subject, if applicable, to shareholder ratification) and pre-approve all audit and non-audit services.

B.
At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.  Evaluate the independent auditor’s qualifications, performance, and independence.

C.	Review and evaluate the lead partner of the independent auditor.

D.
Ensure the regular rotation of the lead independent audit partner as required by law. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

E.
Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

F.	Review with management and the independent auditor the following:

•	Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles

•	Major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structure, on the financial statements of the Company

G.
Discuss earnings press releases, as well as financial information provided to analysts and rating agencies. The discussion may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release.

H.	As appropriate, obtain advice and assistance from outside legal, accounting, or other advisors.

I.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures including the Company’s risk assessment and risk management policies.

J.	Meet separately and periodically with management and with internal auditors.

K.	Periodically consult with the independent auditor, outside the presence of management, about the auditor’s judgments about:

•	The quality, and not only the acceptability, of the Company’s accounting principles as applied to its financial reporting

•	The Company’s internal controls

•	The completeness and accuracy of the Company’s financial statements

•	The responsibilities, budget, and staffing of the Company’s internal audit function

L.	Review with the independent auditor any audit problems or difficulties and management’s response to such.

M.	Review and discuss quarterly reports from the independent auditor on:

•	All critical accounting policies and practices to be used

•
All alternative treatments with Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

N.	Monitor compliance with Audit Committee approved policies regarding the hiring of employees or former employees of the independent auditors.

O.	Report regularly to the Board.

P.	Conduct an annual performance evaluation of the Audit Committee.

Q.	Ensure appropriate procedures are established and maintained:

•	To permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters

•	To permit the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee

R.	Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

S.	Review the significant recommendations made to management by the internal auditing department and management’s responses.

T.	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department or internal auditors, as needed.

U.
Review and approve the appointment and replacement of the Chief Audit Executive (CAE). The Audit Committee will have direct input into evaluations of the CAE’s performance as well as any decisions regarding CAE compensation.

V.	Review management’s determination of the adequacy of the consolidated allowance for loan and lease loss reserves.

W.	Review and reassess the adequacy of this Charter at least annually.

X.	Review with management and the independent auditor the basis for their reports issued under 12 CFR section 363.2(b).

Y.	Review all proposed related-party transactions, and provide its recommendation to the full board of directors with respect to the proposed transactions.

V.	Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  These are the responsibilities of Company management and the independent auditor.  Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

APPENDIX B Compensation Committee Charter

EVER-GLORY INTERNATIONAL GROUP, INC.
BOARD OF DRECTORS
COMPENSATION COMMITTEE CHARTER

Adopted March 13, 2008

Responsibilities

The Compensation Committee of the Board of Directors (the “Board”) of Ever-Glory International Group, Inc. (the “Company”) will be responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers, the Company’s general employee compensation, and other policies, providing assistance and recommendations with respect to the compensation policies and practices of the Company.

In particular, the Compensation Committee will:

•
On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer’s performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive, and equity compensation.

•
On an annual basis, review and approve (i) the evaluation process and compensation structure for the Company’s other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company  executive officers, and (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) review the compensation structure for the Board.

•	As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based compensation.

•	Assist the Board in developing and evaluating potential candidates for senior officer positions, including the Chief Executive Officer, and oversee the development of executive succession plans.

•	Review an annual report on executive compensation for inclusion in the Company’s proxy statement.

Compensation Committee Composition

The Compensation Committee shall be comprised of that number of such number of directors as the Board appoints.  The Compensation Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the Compensation Committee.

Policies and Procedures

In carrying out its responsibilities, the Compensation Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards.  However, the Compensation Committee will:

•	Investigate any matter brought to its attention within the scope of its duties.

•	Obtain the approval of the full Board of this Charter and review and reassess this Charter at least annually or as conditions dictate.

•	Meet in an executive session at least annually near the end of the Company’s fiscal year, and more frequently as circumstances dictate.

•	Be governed by majority vote of its members.

•	Report its actions and any recommendations to the Board after each Compensation Committee meeting and review its performance as a committee on an annual basis.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

APPENDIX C Audit Committee Report

In accordance with our written charter adopted by the Board of Directors, the Audit Committee oversees the quality and integrity of our accounting and financial reporting practices and the audit of our consolidated financial statements by our independent registered public accounting firm.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2008, with our management and our independent registered public accounting firm, GHP Horwath, prior to public release.  The Audit Committee has discussed with GHP Horwath, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee has received the written disclosures and the letter from GHP Horwath, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with GHP Horwath, their independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors and the Board of Directors has approved that the audited consolidated financial statements for the year ended December 31, 2008, be included in our Annual Report on Form 10-K.

Respectfully submitted by the Audit Committee,
Bennet P. Tchaikovsky, Chairman Chairman
Changyu Qi Zhixue Zhang

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.